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Exhibit 3.4

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          SPARTA PHARMACEUTICALS, INC.
                     (formerly MediRx Pharmaceuticals, Inc.)

                         Adopted in accordance with the
                       provisions of Sections 242 and 245
                     of the Delaware General Corporation Law

         The Certificate of Incorporation of Sparta Pharmaceuticals, Inc. (the "Corporation"), as originally filed with the Secretary of State of the State of Delaware on June 12, 1990 and as amended by the filing with the Secretary of State of the State of Delaware of Certificates of Stock Designation on December 30, 1991, September 20, 1993 and December 10, 1993, of Certificates of Amendment on May 31, 1991, August 23, 1991, March 3, 1993, December 10, 1993 and December 10, 1993, a Certificate of Retirement of Stock on September 21, 1993, a Certificate of Retirement of Stock on March 5, 1996, a Certificate of Stock Designation on February 26, 1996, a Certificate of Stock Designation on July 3, 1996 and an Amended Certificate of Stock Designation on August 1, 1996, is hereby amended and restated as set forth below pursuant to a resolution adopted by the Board of Directors of the Corporation acting at a meeting held in accordance with the provisions of the General Corporation Law of the State of Delaware and the By-laws of the Corporation and pursuant to a resolution adopted by holders of a majority of the outstanding shares of Common Stock and Preferred Stock, voting together as a class, at a meeting duly called in accordance with the provisions of Section 222 the General Corporation Law of the State of Delaware and the By-Laws of the Corporation.

         THE UNDERSIGNED does hereby certify as follows:

         FIRST: The name of the Corporation (hereinafter referred to as the "Corporation") is

                          SPARTA PHARMACEUTICALS, INC.

         SECOND: The registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County

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of New Castle, Delaware. The name of its registered agent at that address is The
Prentice-Hall Corporation System, Inc.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of the General Corporation Law of the State of Delaware.

         FOURTH: A. Designation and Number of Shares.

         The total number of shares of stock which the Company is authorized to issue is 53,000,000, of which shares 42,000,000 of the par value of $.001 each shall be designated Common Stock, and 11,000,000 of the par value of $.001 each shall be designated Preferred Stock, of which 330,000 of the par value of $.001 each shall be designated Series A Convertible Preferred Stock and 3,000,000 of the par value of $.001 each shall be designated Series B Convertible Preferred Stock. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote, voting together as a single class, without a vote of the holders of the Preferred Stock, or of any series thereof, as a separate class or series, unless a vote of any such holders is required pursuant to the terms of any series of Preferred Stock, as such terms may be established in accordance with the following provisions of this Article FOURTH, subject in any event to the provisions of Article TENTH of this Restated Certificate of Incorporation.

         The relative powers, designations, preferences, special rights, restrictions and other matters relating to such Common Stock, the Preferred Stock, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock are as set forth below in this Article FOURTH. The Preferred Stock, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock are sometimes referred to herein collectively as the "Preferred Stock" and the shares of Preferred Stock which are not designated as shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock are sometimes referred to herein as the "Undesignated Preferred Stock."

         B.       Common Stock.

                  1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and

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qualified by the rights of the holders of Preferred Stock, if any.

                  2. Voting. The holders of the Common Stock are entitled to one vote for each share held. There shall be no cumulative voting.

                  3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors, subject to any provision of this Restated Certificate of Incorporation, as amended from time to time, and subject to the relative rights and preferences of any shares of Preferred Stock authorized and issued hereunder.

                  4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject, however, to the liquidation rights of the holders of Preferred Stock authorized and issued hereunder.

         C.       Undesignated Preferred Stock.

         The Undesignated Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Undesignated Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any such series prior to the issue of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Undesignated Preferred Stock may be increased or decreased (but not below the

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number thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock then outstanding, subject in any event to the provisions of Article TENTH of this Restated Certificate of Incorporation.

         D. Series A Convertible Preferred Stock and Series B Convertible Preferred Stock.

         (i).              Series A Convertible Preferred Stock.

                  1. Designation and Amount. There shall be a series of Preferred Stock designated as "Series A Convertible Preferred Stock" and the number of shares constituting such series shall be 330,000. Such series is referred to herein as the "Series A Convertible Preferred Stock." Such number of shares may be increased or decreased by resolution of the Board of Directors of the Corporation; provided, however, that no decrease shall reduce the number of shares of Series A Convertible Preferred Stock to less then the number of shares then issued and outstanding.

                  2. Dividends. Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Convertible Preferred Stock with respect to dividends and distributions, the holders of shares of Series A Convertible Preferred Stock, shall be entitled to receive dividends and distributions, when, as and if declared by the Board of Directors out of funds legally available for such purpose. If the Corporation declares a dividend or distribution on the common stock, par value $.001 per share (the "Common Stock"), of the Corporation, the holders of shares of Series A Convertible Preferred Stock shall be entitled to receive for each share of Series A Convertible Preferred Stock a dividend or distribution in the amount of the dividend or distribution that would be received by a holder of the Common Stock into which such share of Series A Convertible Preferred Stock is convertible on the record date for such dividend or distribution. If the Corporation declares a dividend or distribution on any other class or

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         series of preferred stock, the holders of shares of Series A
         Convertible Preferred Stock shall be entitled to receive a dividend or distribution in an amount per share in proportion to the dividend or distribution declared on a share of such other class or series based upon the liquidation preference of a share of the Series A Convertible Preferred Stock relative to that of a share of such other class or series, unless the holders of at least 66-2/3% of the outstanding shares of Series A Convertible Preferred Stock consent otherwise. In any such case, the Corporation shall declare a dividend or distribution on the Series A Convertible Preferred Stock at the same time that it declares a dividend or distribution on the Common Stock or such other class or series of preferred stock and shall establish the same record date for the dividend or distribution on the Series A Convertible Preferred Stock as is established for such dividend or distribution on the Common Stock or such other class or series of preferred stock. Each such dividend or distribution will be payable to holders of record of the Series A Convertible Preferred Stock as they appeared on the records of the Corporation at the close of business on the record date declared for such dividend or distribution, as shall be fixed by the Board of Directors. If the Corporation declares or pays a dividend or distribution on the Series A Convertible Preferred Stock as a result of the declaration or payment of a dividend or distribution on the Common Stock or any other class or series of preferred stock as described above, the holders of the Series A Convertible Preferred Stock shall not be entitled to any additional dividend or distribution solely because such first dividend or distribution also required the declaration or payment of a dividend or distribution on any other class or series of preferred stock. Any reference to "distribution" contained in this Section 2 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                  3. Liquidation Preference. In the event of a (i) liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary or (ii) a sale or other disposition of all or substantially all of the assets of the Corporation (a "Liquidation Event"), after payment or

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         provision for payment of debts and other liabilities of the
         Corporation, the holders of the Series A Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the stock junior to the Series A Convertible Preferred Stock, an amount equal to $10.00 per share plus an amount equal to all declared and unpaid dividends thereon, if any. If upon any Liquidation Event, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Convertible Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Corporation to be distributed shall be so distributed ratably to the holders of the Series A Convertible Preferred Stock on the basis of the number of shares of Series A Convertible Preferred Stock held. A consolidation or merger of the Corporation with or into another corporation shall not be considered a liquidation, dissolution or winding up of the Corporation or a sale or other disposition of all or substantially all of the assets of the Corporation. All shares of Series A Convertible Preferred Stock shall rank as to payment upon the occurrence of any of the events described in clauses (i) and (ii) above senior to the Common Stock as provided herein and, unless the terms of such series shall provide otherwise, senior to all other series of the Corporation's preferred stock.

                  4. Conversion.

                           (a) Right of Conversion. The shares of Series A Convertible Preferred Stock shall be convertible, in whole or in part, at the option of the holder thereof and upon notice to the Corporation as set forth in paragraph (b) below, into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. The shares of Series A Convertible Preferred Stock shall be convertible initially at the rate of 4.444444 shares of Common Stock for each full share of Series A Convertible Preferred Stock and shall be subject to

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         adjustment as provided herein. For purposes of this resolution, the
         "conversion rate" applicable to a share of Series A Convertible Preferred Stock shall be the number of shares of Common Stock and number or amount of any other securities and property as hereinafter provided into which a share of Series A Convertible Preferred Stock is then convertible and shall be determined by dividing the then existing conversion price into $10.00 (subject to appropriate adjustment upon any stock split of, stock dividend on, combination of or other recapitalization of the Series A Convertible Preferred Stock (a "Preferred Stock Recapitalization Event")). The initial conversion price shall be $2.25 (the "conversion price").

                           (b) Conversion Procedures. Any holder of shares of Series A Convertible Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Series A Convertible Preferred Stock at the office of the transfer agent for the Series A Convertible Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Series A Convertible Preferred Stock and specifying the name or names (with address) in which a certificate or certificates evidencing shares of Common Stock are to be issued. The Corporation need not deem a notice of conversion to be received unless the holder complies with all the provisions hereof. The Corporation will instruct the transfer agent (which may be the Corporation) to make a notation of the date that a notice of conversion is received, which date shall be deemed to be the date of receipt for purposes hereof.

                  The Corporation shall, as soon as practicable after such deposit of certificates evidencing shares of Series A Convertible Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such shares of Series A Convertible Preferred Stock were so surrendered, or to the

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         nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of Series A Convertible Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series A Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date; provided, however, that the Corporation shall not be required to convert any shares of Series A Convertible Preferred Stock while the stock transfer books of the Corporation are closed for any purpose, but the surrender of Series A Convertible Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the conversion rate in effect on such date. No adjustments in respect of any dividends on shares surrendered for conversion or any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Series A Convertible Preferred Stock.

                  All notices of conversion shall be irrevocable; provided, however, that if the Corporation has sent notice of an event pursuant to Section 4(g) hereof, a holder of Series A Convertible Preferred Stock may, at its election, provide in its notice of conversion that the conversion of its shares of Series A Convertible Preferred Stock shall be contingent upon the occurrence of the record date or effectiveness of such event (as specified by such holder), provided that such notice of conversion is received by the Corporation prior to such record date or effective date, as the case may be.

                  (c) Certain Adjustments of Conversion Rate. In addition to adjustment pursuant to paragraph (a) above, the conversion rate (and the corresponding conversion price) shall be subject to adjustment from time to time as follows:

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       (i)        In case the Corporation shall at any time or from time
                  to time (A) pay a dividend in Common Stock on the Common Stock or make a distribution in Common Stock on the Common Stock, (B) subdivide its outstanding Common Stock, (C) combine its outstanding Common Stock into a smaller number of shares of Common Stock or (D) issue by reclassification of its Common Stock other securities of the Corporation, then in each such case the conversion rate in effect immediately prior thereto shall be adjusted so that the holder of any shares of Series A Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Corporation which such holder would have owned or would have been entitled to receive immediately after the happening of the events described above had such shares of Series A Convertible Preferred Stock been converted immediately prior to the happening of the first such event or any record date with respect thereto. Any adjustment made pursuant to this subparagraph (i) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event, but shall be subject to further adjustment upon any subsequent event.

      (ii) In case the Corporation shall issue rights, options, warrants or convertible securities to all or substantially all holders of its Common Stock, without any charge to such holders, entitling them to subscribe for or purchase Common Stock at a price per share which is lower at the record date mentioned below than the closing price (as defined in Section 5) for the trading day immediately prior to such record date (the "Current Market Price"), then the conversion rate shall be determined by multiplying the conversion rate theretofore in effect by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common

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                  Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of shares which the aggregate offering price of the total number of shares offered would purchase at such Current Market Price. Such adjustment shall be made whenever such rights, options, warrants or convertible securities are issued, and shall become effective immediately and retroactive to the record date for the determination of stockholders entitled to receive such rights, options, warrants or convertible securities. "Trading day" shall mean a day on which the national securities exchange or the NASDAQ National Market System used to determine the closing price is open for the transaction of business or the reporting of trades or, if the closing price is not so determined, a day on which the American Stock Exchange is open for the transaction of business.

     (iii) In case the Corporation shall distribute to all or substantially all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants or convertible securities containing the right to subscribe for or purchase Common Stock (excluding those referred to in subparagraph (ii) above), then in each case the conversion rate shall be determined by multiplying the conversion rate theretofore in effect by a fraction, of which the numerator shall be the then fair value as determined in good faith by the Corporation's Board of Directors on the date of such distribution, and of which the denominator shall be such fair value on such date minus the then fair value (as so determined) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options, warrants or convertible securities applicable to one share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.


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      (iv)        Upon the expiration of any rights, options, warrants or
                  conversion privileges, if such shall not have been exercised, the conversion rate shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges, and (B) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise plus the consideration, if any, actually received by the Corporation for the issuance, sale or grant of all such rights, options, warrants or conversion privileges whether or not exercised.

       (v) No adjustment in the conversion rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that the Corporation may make any such adjustment at its election; and provided, further, that any adjustments which by reason of this subparagraph
                  (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

      (vi) Whenever the conversion rate is adjusted as provided in any provision of this Section 4:

                  (A) the Corporation shall compute (or may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Corporation) to compute) the adjusted conversion rate in accordance with this Section 4 and shall prepare a certificate signed by the principal financial officer of the Corporation (or cause any such independent public accountants to execute a certificate) setting forth the adjusted conversion rate and showing in reasonable detail the facts

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                  upon which such adjustment is based, and such certificate
                  shall forthwith be filed with the transfer agent of the Series A Convertible Preferred Stock; and

                  (B) a notice stating that the conversion rate has been adjusted and setting forth the adjusted conversion rate shall forthwith be required, as soon as practicable after it is required, such notice shall be mailed by the Corporation to all record holders of Series A Convertible Preferred Stock at their last addresses as they shall appear in the stock transfer books of the Corporation.

     (vii) In the event that at any time, as a result of any adjustment made pursuant to this Section 4, the holder of any shares of Series A Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock or to receive any other securities, the number of such other shares or securities so receivable upon conversion of any shares of Series A Convertible Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Section 4 with respect to the Common Stock.

                  (d) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Series A Convertible Preferred Stock. If more than one certificate evidencing shares of Series A Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Convertible Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the market price per share of Common Stock (which shall be the closing price

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         as defined in Section 5) at the close of business on the day of conversion.

                  (e) Consolidation; Merger; Etc. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which shares of Common Stock constituting in excess of 50% of the voting power of the Corporation are exchanged for or changed into other stock or securities, cash and/or any other property (a "Merger Transaction"), then in any such case the shares of Series A Convertible Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to (x) the conversion rate in effect at such time multiplied by (y) the number of shares of such other stock or securities, cash and/or other property exchanged for each share of Common Stock or into which each share of Common Stock is changed.

                  (f) Reservation of Shares; Transfer Taxes; Etc. The Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Series A Convertible Preferred Stock, such number of shares of its Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Series A Convertible Preferred Stock from time to time outstanding. The Corporation shall use its best efforts from time to time, in accordance with the laws of the State of Delaware, to increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then-outstanding shares of Series A Convertible Preferred Stock.

                  The Corporation shall pay any and all issue taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series A Convertible Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the shares of Series A Convertible Preferred Stock so converted were registered, and no such issue or

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         delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  Notwithstanding anything to the contrary herein, before taking any action that would cause an adjustment reducing the conversion rate, such that the effective conversion price (for all purposes an amount equal to $10.00 divided by the conversion rate as in effect at such time) would be below the then par value of the Common Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at the conversion rate as so adjusted.

                  (g) Prior Notice of Certain Events. In case:

                           (i) the Corporation shall declare any dividend (or any other distribution) on its Common Stock; or

                           (ii) the Corporation shall authorize the granting to all of the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants; or

                           (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of holders of Common Stock of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the

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                                    Common Stock is converted into other
                                    securities, cash or other property; or

                           (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

                           (v) the Corporation shall consummate a Qualified Offering (as defined below);

         then the Corporation shall cause to be filed with the transfer agent for the Series A Convertible Preferred Stock, and shall cause to be mailed to the holders of record of the Series A Convertible Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least 10 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined and a description of the cash, securities or other property to be received by such holders upon such dividend, distribution or granting of rights or warrants or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such exchange, dissolution, liquidation or winding up and the consideration, including securities or other property, to be received by such holders upon such exchange; provided, however, that no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.


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                  (h) Other Changes in Conversion Rate. The Corporation from time to time may increase the conversion rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period. Whenever the conversion rate is so increased, the Corporation shall mail to holders of record of the Series A Convertible Preferred Stock a notice of the increase at least 15 days before the date the increased conversion rate takes effect, and such notice shall state the increased conversion rate and the period it will be in effect.

                  The Corporation may make such increases in the conversion rate, in addition to those required or allowed by this Section 4, as shall be determined by it, as evidenced by a resolution of the Board of Directors, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. The Corporation shall not be obligated to make any increase.

                  (i) Ambiguities/Errors. The Board of Directors of the Corporation shall have the power to resolve any ambiguity or correct any error in the provisions relating to the convertibility of the Series A Convertible Preferred Stock, and its actions in so doing shall be final and conclusive.

                  5. Mandatory Conversion. (a)(i) The Series A Convertible Preferred Stock shall be automatically converted upon the completion of the Qualified Offering (as defined below) into Qualified Offering Securities (as defined below) at the greater of (x) the then applicable conversion rate and (y) a conversion rate equal to (A) $10.00 (which shall be appropriately adjusted upon any Preferred Stock Recapitalization Event) divided by (B) the Per Unit Offering Price (as defined below) of the securities offered in the Qualified Offering multiplied by .75. As used herein, the Per Unit Offering Price shall mean (l) if the only security issued or sold in the Qualified Offering is Common Stock, the offering price of one share of Common Stock, (2) if the only security issued or sold in the Qualified Offering is a Convertible Security, the offering price of one share of such Convertible Security (as defined below) (or if the Convertible Security is issued in dollar denominations, of such minimum dollar denomination in which such Convertible Security is issued) divided by the number of shares of Common Stock issuable upon conversion or exchange of the Convertible Securities and (3) the offering price of one unit issued or sold in the Qualified Offering divided by the sum of the number of shares of Common Stock included in such unit and the number of shares of Common Stock issuable upon conversion or exchange of the Convertible Securities included in such unit. As used herein, the "Qualified Offering Securities" into which the Series A Convertible Preferred Stock is convertible shall refer to the securities (whether they are Common Stock, Convertible Securities, units of Common Stock and/or Convertible Securities or units of Common Stock or Convertible Securities and warrants or other similar rights) issued or sold in the Qualified Offering. In the event of (2) or (3) above, the conversion rate as determined above shall be adjusted by dividing such conversion rate by either (x) in the case of a Convertible Security, by the number of shares of Common Stock issuable upon conversion or exchange of one share of such Convertible Security (or if the Convertible Security is issued in dollar denominations, such minimum dollar denomination of such Convertible Securities as used in
         (2) above) or (y) in the case of a unit, the sum of the number of shares of Common Stock included in such unit and the number of shares of Common Stock issuable upon conversion or exchange of the Convertible Securities included in such unit. As used herein, "Convertible Security" and "Convertible Securities" shall mean any security convertible into or exchangeable for a share or shares of Common Stock without the payment of any additional consideration in such conversion or exchange other than the delivery of such security, but shall not include a warrant or option to purchase Common Stock or to purchase a Convertible Security, whether or not such warrant or option contains a right to exercise such warrant or option by the delivery of shares deemed purchased thereunder, including, without limitation, by a cashless exercise. A "Qualified Offering" shall mean the sale or series of sales of equity securities of the Corporation next occurring after the issuance of the Series A Convertible Preferred Stock, including without limitation, Common Stock, warrants, units of Common Stock and warrants, other securities exchangeable, convertible or exercisable for

         Common Stock, alone or in units, whether in a public offering or private placement, raising gross proceeds in excess of $2,500,000 (the "Threshold Amount").

                  (ii) Conversion shall be deemed to have been effected on the date on which the Threshold Amount has been sold. Such automatic conversion shall require no further action on the part of either the Corporation or the holder of Series A Convertible Preferred Stock and, any shares of Series A Convertible Preferred Stock so converted shall be treated as having been surrendered by the holder thereof for conversion pursuant to Section 4 on the date of such mandatory conversion (unless previously converted at the option of the holder). The Corporation shall, as soon as practicable after surrender of the certificates representing the Series A Convertible Preferred Stock, issue and deliver the certificate or certificates for the number of Qualified Offering Securities into which the Series A Convertible Preferred Stock is convertible, together with any cash in lieu of any fractional shares as provided in paragraph 4(d). The entity in whose name the certificates of the Qualified Offering Securities are issued to shall be deemed to be holders of record of such Qualified Offering Securities on the next succeeding day on which the transfer books of the Corporation are open after the closing of the Qualified Offering. Upon receipt of notice from the Corporation of such automatic conversion, each holder of shares so converted shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice for conversion. Notwithstanding that the certificates evidencing any shares properly converted pursuant hereto shall not have been surrendered, the shares shall no longer be deemed outstanding and all rights whatsoever with respect to the shares so converted (except the right of the holders to convert such shares upon surrender of their certificates therefor) shall terminate.

         (b)(i) In addition, at any time on or after one year following the initial issuance date of the Series A Convertible Preferred Stock, the Corporation, at its option, may cause the Series A Convertible Preferred Stock to be converted in whole, or in part, on a pro rata basis, into fully paid and nonassessable shares of Common Stock and such other securities and property as herein provided if the closing price of the Common Stock shall have exceeded 250% of the then applicable conversion price for at least 20 trading days in any 30 consecutive trading day period. Any shares of Series A Convertible Preferred Stock so converted shall be treated as having been surrendered by the holder thereof for conversion pursuant to Section 4 on the date of such mandatory conversion (unless previously converted at the option of the holder). Conversion shall be deemed to have been effected on the date of such mandatory conversion. Such mandatory conversion shall require no further action on the part of either the Corporation or the holder of Series A Convertible Preferred Stock and, any share of Series A Convertible Preferred Stock so converted shall be treated as having been surrendered by the holder thereof for conversion pursuant to
         Section 4 on the date of such mandatory conversion (unless previously converted at the option of the holder). The Corporation shall, as soon as practicable after surrender of the certificates representing the Series A Convertible Preferred Stock, issue and deliver the certificate or certificates for the number of shares of Common Stock into which the Series A Convertible preferred Stock is convertible, together with any cash in lieu of any fractional shares as provided in paragraph 4(d). The entity in whose name the certificates of the Common Stock are issued to shall be deemed to be holders of record of such Common Stock on the next succeeding day on which the transfer books of the Corporation are open after such mandatory conversion. Upon receipt of notice from the Corporation of such automatic conversion, each holder of shares so converted shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice for conversion. Notwithstanding that the certificates evidencing any shares properly converted pursuant hereto shall not have been surrendered, the shares shall no longer be deemed outstanding and all rights whatsoever with respect to the shares so converted (except the right of the holders to convert such shares upon surrender of their certificates therefor) shall terminate. Such mandatory conversion shall be effective whether or not the holder of such shares of Series A Convertible Preferred Stock shall have received notice of such conversion.

         (ii) Not more than 60 nor less than 20 days prior to the date of any such mandatory conversion, notice by first class mail, postage prepaid, shall be given to the holders of record of the Series A Convertible Preferred Stock to be converted, addressed to such holders at their last addresses as shown on the stock transfer books of the Corporation. Each such notice shall specify the date fixed for conversion, the place or places for surrender of shares of Series A Convertible Preferred Stock, and the then effective conversion rate pursuant to Section 4.

         (iii) The "closing price" for each trading day shall be the reported last sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the NASDAQ Small Cap Market or the NASDAQ National Market System (collectively referred to as, "NASDAQ") or, if the Common Stock is not quoted on NASDAQ, on the principal national securities exchange on which the Common Stock is listed or admitted to trading (based on the aggregate dollar value of all securities listed or admitted to trading) or, if not listed or admitted to trading on any national securities exchange or quoted on NASDAQ, the average of the closing bid and asked prices in the over-the-counter market as furnished by any NASD member firm selected from time to time by the Corporation for that purpose, or, if such prices are not available, the fair market value set by, or in a manner established by, the Board of Directors of the Corporation in good faith. "Trading day" shall have the meaning given in
                  Section 4 hereof.

         (iv) Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given by the Corporation on the date deposited in the mail, whether or not the holder of the Series A Convertible Preferred Stock receives such notice; and failure properly to give such notice by mail, or any defect in such notice, to the holders of the shares to be converted shall not affect the validity of the proceedings for the conversion of any shares of Series A Convertible Preferred Stock. On the date fixed for conversion as stated in such notice, each holder of shares called to be converted shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice for conversion. Notwithstanding that the certificates evidencing any shares properly called for conversion shall not have been surrendered, the shares shall no longer be deemed outstanding and all rights whatsoever with respect to the shares so called for conversion (except the right of the holders to convert such shares upon surrender of their certificates therefor) shall terminate.

         6. Voting Rights.

         (a) General. Except as otherwise provided in this Restated Certificate of Incorporation or the By-laws of the Corporation, or as required by law, the holders of shares of Series A Convertible Preferred Stock, the holders of shares of Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation. In any such vote, each share of Series A Convertible Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the Common Stock into which such share of Series A Convertible Preferred Stock is convertible on the record date for such vote. Any shares of Series A Convertible Preferred Stock held by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

         (b) Class Voting Rights. In addition to any vote specified in paragraph
(a) of this Section 6, so long as 50% of the shares of Series A Convertible Preferred Stock initially issued shall be outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-2/3% of all outstanding Series A Convertible Preferred Stock voting or consenting separately as a class, (i) amend, alter or repeal any provision of this Restated Certificate of Incorporation, as amended, or the Bylaws of the Corporation so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Series A Convertible Preferred Stock, (ii) declare any dividend or distribution on the Common Stock or any other class or series of preferred stock or authorize the repurchase of any securities of the Corporation (except from employees, consultants, officers and directors) or
(iii) authorize or issue, or increase the authorized amount of, any additional class or series of stock, or any security convertible into stock of such class or series, (A) ranking prior to, or on a parity with, the Series A Convertible Preferred Stock upon liquidation, dissolution or winding up of the Corporation or a sale of all or substantially all of the assets of the Corporation or (B) providing for the payment of any dividends or distributions other than upon liquidation, dissolution or winding up of the Corporation or a sale of all or substantially all of the assets of the Corporation. A class vote on the part of the Series A Convertible Preferred Stock shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of the Corporation's Board of Directors) in connection with: (a) the authorization, issuance or increase in the authorized amount of Common Stock or of any shares of any other class or series of stock ranking junior to the Series A Convertible Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Corporation; (b) the authorization, issuance or increase in the amount of the Series A Convertible Preferred Stock or any bonds, mortgages, debentures or other obligations of the Corporation (other than bonds, mortgages, debentures or other obligations convertible into or exchangeable for or having option rights to purchase any shares of stock of the Corporation the authorization, issuance or increase in amount of which would require the consent of the holders of the Series A Preferred Stock); or (c) any consolidation or merger of the Corporation with or into another corporation in which the Corporation is not the surviving entity, a sale or transfer of all or part of the Corporation's assets for cash, securities or other property, or a compulsory share exchange.

                  7. Outstanding Shares. For purposes of Section D(i) hereof only, all shares of Series A Convertible Preferred Stock shall be deemed outstanding except (i) from the date, or the deemed date as provided in this Restated Certificate of Incorporation, of surrender of certificates evidencing shares of Series A Convertible Preferred Stock, all shares of Series A Convertible Preferred Stock converted into Common Stock or otherwise, (ii) from the date of registration of transfer, all shares of Series A Convertible Preferred Stock held of record by the Corporation and (iii) any and all shares of Series A Convertible Preferred Stock held in escrow prior to delivery of such stock by the Corporation to the initial beneficial owners thereof.

                  8. Status of Acquired Shares. Shares of Series A Convertible Preferred Stock received upon conversion pursuant to Section 4 or Section 5 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Series A Convertible Preferred Stock.

                  9. Preemptive Rights. The Series A Convertible Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

                  10. Severability of Provisions. Whenever possible, each provision of Section D(i) shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

         (ii). Series B Convertible Preferred Stock.

                  1. Designation and Amount. There shall be a series of Preferred Stock designated as "Series B Convertible Preferred Stock" and the number of shares constituting such series shall be 3,000,000. Such series is referred to herein as the "Series B Convertible Preferred Stock". Such number of shares may be increased or decreased by resolution of the Board of Directors of the Corporation; provided, however, that no decrease shall reduce the number of shares of Series B Convertible Preferred Stock to less than the number of shares then issued and outstanding.

                  2. Dividends. Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series B Convertible Preferred Stock with respect to dividends and distributions, the holders of shares of Series B Convertible Preferred Stock, shall be entitled to receive dividends and distributions, when, as and if declared by the Board of Directors out of funds legally available for such purpose. If the Corporation declares a dividend or distribution on the common stock, par value $.001 per share (the "Common Stock"), of the Corporation, the holders of shares of Series B Convertible Preferred Stock shall be entitled to receive for each share of Series B Convertible Preferred Stock a dividend or distribution in the amount of the dividend or distribution that would be received by a holder of the Common Stock into which such share of Series B Convertible Preferred Stock is convertible on the record date for such dividend or distribution. If the Corporation declares a dividend or distribution on any other class or series of preferred stock, the holders of shares of Series B Convertible Preferred Stock shall be entitled to receive a dividend or distribution in an amount per share in proportion to the dividend or distribution declared on a share of such other class or series based upon the liquidation preference of a share of the Series B Convertible Preferred Stock relative to that of a share of such other class or series, unless the holders of at least 66-2/3% of the outstanding shares of Series B Convertible Preferred Stock consent otherwise. In any such case, the Corporation shall declare a dividend or distribution on the Series B Convertible Preferred Stock at the same time that it declares a dividend or distribution on the Common Stock or such other class or series of preferred stock and shall establish the same record date for the dividend or distribution on the Series B Convertible Preferred Stock as is established for such dividend or distribution on the

Common Stock or such other class or series of preferred stock. Each such dividend or distribution will be payable to holders of record of the Series B Convertible Preferred Stock as they appeared on the records of the Corporation at the close of business on the record date declared for such dividend or distribution, as shall be fixed by the Board of Directors. If the corporation declares or pays a dividend or distribution on the Series B Convertible Preferred Stock as a result of the declaration or payment of a dividend or distribution on the Common Stock or any other class or series of preferred stock as described above, the holders of the Series B Convertible Preferred Stock shall not be entitled to any additional dividend or distribution solely because such first dividend or distribution also required the declaration or payment of a dividend or distribution on any other class or series of preferred stock. Any reference to "distribution" contained in this Section 2 shall not be deemed to include any distribution made in connection with or in lieu of any Liquidation Event (as defined below).

                  3. Liquidation Preference. In the event of a (i) liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary,
(ii) a sale or other disposition of all or substantially all of the assets of the Corporation or (iii) any consolidation, merger, combination, reorganization or other transaction in which the Corporation is not the surviving entity or the shares of Common Stock constituting in excess of 50% of the voting power of the Corporation are exchanged for or changed into other stock or securities, cash and/or any other property (a "Merger Transaction") (subparagraphs (i), (ii) and
(iii) being collectively referred to as a "Liquidation Event"), after payment or provision for payment of debts and other liabilities of the Corporation, the holders of the Series B Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the stock junior to the Series B Convertible Preferred Stock, an amount equal to $13.00 per share plus an amount equal to all declared and unpaid dividends thereon; provided, however, in the case of Section 3(iii) above, such $13.00 per share may be paid in cash and/or securities (valued at the closing price (as defined in Section 5) of such security) of the entity surviving such Merger Transaction. If upon any Liquidation Event, whether voluntary or involuntary, the assets to be distributed to the holders of the Series B Convertible Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Corporation to be distributed shall be so distributed ratably to the holders of the Series B Convertible Preferred Stock on the basis of the number of shares of Series B Convertible Preferred Stock held. A consolidation or merger of the Corporation with or into another corporation, other than in a transaction described in Section 3(iii) above, shall not be considered a liquidation, dissolution or winding up of the Corporation or a sale or other disposition of all or substantially all of the assets of the Corporation and accordingly the Corporation shall make appropriate provision to ensure that the terms of this Restated Certificate of Incorporation respecting shares of Series B Convertible Preferred Stock survive any such transaction. All shares of Series B Convertible Preferred Stock shall rank as to payment upon the occurrence of any Liquidation Event senior to the Common Stock as provided herein and, unless the terms of such series shall provide otherwise, senior to all other series of the Corporation's preferred stock.

                  4. Conversion.

                  (a) Right of Conversion. The shares of Series B Convertible Preferred Stock shall be convertible, in whole or in part, at the option of the holder thereof and upon notice to the Corporation as set forth in paragraph (b) below, into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. The shares of Series B Convertible Preferred Stock shall be convertible initially at the rate of
6.666667 shares of Common Stock for each full share of Series B Convertible Preferred Stock and shall be subject to adjustment as provided herein. The initial conversion price per share of Common Stock is $1.50 and shall be subject to adjustment as provided herein. For purposes of this resolution, the "conversion rate" applicable to a share of Series B Convertible Preferred Stock shall be the number of shares of Common Stock and number or amount of any other securities and property as hereinafter provided into which a share of Series B

Convertible Preferred Stock is then convertible and shall be determined by dividing the then existing conversion price into $10.00.

                  The conversion price (subject to adjustments pursuant to the provisions of paragraph (c) below) in effect immediately prior to the date that is 12 months after the final closing date (the "Final Closing Date") of the issuance and sale of the Series B Convertible Preferred Stock (the "Reset Date") shall be adjusted and reset effective as of the Reset Date if the average closing bid price of the Common Stock for the 30 consecutive trading days immediately preceding the Reset Date (the "12-Month Trading Price") is less than 130% of the then applicable conversion price (a "Reset Event"). Upon the occurrence of a Reset Event, the conversion price shall be reduced to be equal to the greater of (A) the 12-Month Trading Price divided by 1.3, and (B) 50% of the then applicable conversion price. If there is any change in the conversion price as a result of the preceding sentence, then the conversion rate shall be changed accordingly, and shall be determined by dividing the new conversion price into $10.00. The Corporation shall prepare a certificate signed by the principal financial officer of the Corporation setting forth the conversion rate as of the Reset Date, showing in reasonable detail the facts upon which such conversion rate is based, and such certificate shall forthwith be filed with the transfer agent of the Series B Convertible Preferred Stock. Notwithstanding the provisions of subparagraph (vi) of paragraph (c) below, a notice stating that the conversion rate has been adjusted pursuant to this paragraph, or that no adjustment is necessary, and setting forth the conversion rate in effect as of the Reset Date shall be mailed as promptly as practicable after the Reset Date by the Corporation to all record holders of the Series B Convertible Preferred Stock at their last addresses as they shall appear in the stock transfer books of the Corporation.

                  The "closing bid price" for each trading day shall be the reported closing bid price on the NASDAQ Small-Cap Market or the NASDAQ National Market System (collectively referred to as, "NASDAQ") or, if the Common Stock is not quoted on NASDAQ, on the principal national securities exchange on which the Common Stock is listed or admitted to trading (based on the aggregate dollar value of all securities listed or admitted to trading) or, if not listed or admitted to trading on any national securities exchange or quoted on NASDAQ, the closing bid price in the over-the-counter market as furnished by any NASD member firm selected from time to time by the Corporation for that purpose, or, if such prices are not available, the fair market value set by, or in a manner established by, the Board of Directors of the Corporation in good faith. "Trading day" shall mean a day on which the national securities exchange or NASDAQ used to determine the closing bid price is open for the transaction of business or the reporting of trades or, if the closing bid price is not so determined, a day on which NASDAQ is open for the transaction of business.

                  (b) Conversion Procedures. Any holder of shares of Series B Convertible Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Series B Convertible Preferred Stock at the office of the transfer agent for the Series B Convertible Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Series B Convertible Preferred Stock and specifying the name or names (with address) in which a certificate or certificates evidencing shares of Common Stock are to be issued. The Corporation need not deem a notice of conversion to be received unless the holder complies with all the provisions hereof. The Corporation will instruct the transfer agent (which may be the Corporation) to make a notation of the date that a notice of conversion is received, which date shall be deemed to be the date of receipt for purposes hereof.

                  The Corporation shall, as soon as practicable after such deposit of certificates evidencing shares of Series B Convertible Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such shares of Series B Convertible Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of Series B Convertible Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series B Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date; provided, however, that the Corporation shall not be required to convert any shares of Series B Convertible Preferred Stock while the stock transfer books of the Corporation are closed for any purpose, but the surrender of Series B Convertible Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the conversion rate in effect on such date. No adjustments in respect of any dividends on shares surrendered for conversion or any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Series B Convertible Preferred Stock.

                  All notices of conversion shall be irrevocable; provided, however, that if the Corporation has sent notice of an event pursuant to Section 4(g) hereof, a holder of Series B Convertible Preferred Stock may, at its election, provide in its notice of conversion that the conversion of its shares of Series B Convertible Preferred Stock shall be contingent upon the occurrence of the record date or effectiveness of such event (as specified by such holder), provided that such notice of conversion is received by the Corporation prior to such record date or effective date, as the case may be.

                  (c) Certain Adjustments of Conversion Rate. In addition to adjustment pursuant to paragraph (a) above, the conversion rate (and the corresponding conversion price) shall be subject to adjustment from time to time as follows:

                  (i) In case the Corporation shall (A) pay a dividend in Common Stock or make a distribution in Common Stock, (B) subdivide its outstanding Common Stock, (C) combine its outstanding Common Stock into a smaller number of shares of Common Stock or (D) issue by reclassification of its Common Stock other securities of the Corporation, then in each such case the conversion rate in effect immediately prior thereto shall be adjusted so that the holder of any shares of Series B Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Corporation which such holder would have owned or would have been entitled to receive immediately after the happening of any of the events described above had such shares of Series B Convertible Preferred Stock been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subparagraph (i) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (ii) In case the Corporation shall issue rights, options, warrants or convertible securities to all or substantially all holders of its Common Stock, without any charge to such holders, entitling them to subscribe for or purchase Common Stock at a price per share which is lower at the record date mentioned below than both (A) the then effective conversion price and (B) the closing bid price (as defined in Section 4) for the trading day immediately prior to such record date (the "Current Market Price"), then the conversion rate shall be determined by multiplying the conversion rate theretofore in effect by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of shares which the aggregate offering price of the total number of shares offered would purchase at such Current Market Price. Such adjustment shall be made whenever such rights, options, warrants or convertible securities are issued, and shall become effective immediately and retroactive to the record date for the determination of stockholders entitled to receive such rights, options, warrants or convertible securities. Notwithstanding any of the foregoing, no adjustment shall be made pursuant to the provisions of this subsection (ii), if such adjustment would result in a decrease of the conversion rate.

                  (iii) In case the Corporation shall distribute to all or substantially all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants or convertible securities containing the right to subscribe for or purchase Common Stock (excluding those referred to in subparagraph (ii) above), then in each case the conversion rate shall be determined by multiplying the conversion rate theretofore in effect by a fraction, of which the numerator shall be the then fair value as determined in good faith by the Corporation's Board of Directors on the date of such distribution, and of which the denominator shall be such fair value on such date minus the then fair value (as so determined) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options, warrants or convertible securities applicable to one share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                  (iv) Upon the expiration of any rights, options, warrants or conversion privileges, if such shall not have been exercised, the conversion rate shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges, and (B) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise plus the consideration, if any, actually received by the Corporation for the issuance, sale or grant of all such rights, options, warrants or conversion privileges whether or not exercised.

                  (v) No adjustment in the conversion rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that the Corporation may make any such adjustment at its election; and provided, further, that any adjustments which by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
         Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  (vi) Whenever the conversion rate is adjusted as provided in any provision of this Section 4:

                           (A) the Corporation shall compute (or may retain a
                  firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Corporation) to compute) the adjusted conversion rate in accordance with this Section 4 and shall prepare a certificate signed by the principal financial officer of the Corporation (or cause any such independent public accountants to execute a certificate) setting forth the adjusted conversion rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent of the Series B Convertible Preferred Stock; and

                           (B) a notice stating that the conversion rate has
                  been adjusted and setting forth the adjusted conversion rate shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Corporation to all record holders of Series B Convertible Preferred Stock at their last addresses as they shall appear in the stock transfer books of the Corporation.

                  (vii) In the event that at any time, as a result of any adjustment made pursuant to this Section 4, the holder of any shares of Series B Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock or to receive any other securities, the number of such other shares or securities so receivable upon conversion of any share of Series B Convertible Preferred

         Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Section 4 with respect to the Common Stock.

                  (d) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Series B Convertible Preferred Stock. If more than one certificate evidencing shares of Series B Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Convertible Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Series B Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the market price per share of Common Stock (which shall be the closing price as defined in Section 5) at the close of business on the day of conversion.

                  (e) Reservation of Shares; Transfer Taxes; Etc. The Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Series B Convertible Preferred Stock, such number of shares of its Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Series B Convertible Preferred Stock from time to time outstanding. The Corporation shall use its best efforts from time to time, in accordance with the laws of the State of Delaware, to increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then-outstanding shares of Series B Convertible Preferred Stock.

                  The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series B Convertible Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the shares of Series B Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  Notwithstanding anything to the contrary herein, before taking any action that would cause an adjustment reducing the conversion rate or before any such adjustment is made as a result of a Reset Event, in either event, such that the effective conversion price (for all purposes an amount equal to $10.00 divided by the conversion rate as in effect at such time) would be below the then par value of the Common Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at the conversion rate as so adjusted.

                  (f) Prior Notice of Certain Events. In case:

                  (i) the corporation shall declare any dividend (or any other distribution) on its Common Stock; or

                  (ii) the Corporation shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants; or

                  (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

                  (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the transfer agent for the Series B Convertible Preferred Stock, and shall cause to be mailed to the holders of record of the Series B Convertible Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least 10 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined and a description of the cash, securities or other property to be received by such holders upon such dividend, distribution or granting of rights or warrants or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such exchange, dissolution, liquidation or winding up and the consideration, including securities or other property, to be received by such holders upon such exchange; provided, however, that no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.

                  (g) Other Changes in Conversion Rate. The Corporation from time to time may increase the conversion rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period. Whenever the conversion rate is so increased, the Corporation shall mail to holders of record of the Series B Convertible Preferred Stock a notice of the increase at least 15 days before the date the increased conversion rate takes effect, and such notice shall state the increased conversion rate and the period it will be in effect.

                  The corporation may make such increases in the conversion rate, in addition to those required or allowed by this Section 4, as shall be determined by it, as evidenced by a resolution of the Board of Directors, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

                  (h) Ambiguities/Errors. The Board of Directors of the Corporation shall have the power to resolve any ambiguity or correct any error in the provisions relating to the convertibility of the Series B Convertible Preferred Stock, and its actions in so doing shall be final and conclusive.

                  5. Mandatory Conversion. At any time on or after the Reset Date, the Corporation, at its option, may cause the Series B Convertible Preferred Stock to be converted in whole, or in part, on a pro rata basis, into fully paid and nonassessable shares of Common Stock and such other securities and property as herein provided if the closing price of the Common Stock shall have exceeded 200% of the then applicable conversion price for at least 20 trading days in any 30 consecutive trading day period. Any shares of Series B Convertible Preferred Stock so converted shall be treated as having been surrendered by the holder thereof for conversion pursuant to Section 4 on the date of such mandatory conversion (unless previously converted at the option of the holder).

         Not more than 60 nor less than 20 days prior to the date of any such mandatory conversion, notice by first class mail, postage prepaid, shall be given to the holders of record of the Series B Convertible Preferred Stock to be converted, addressed to such holders at their last addresses as shown on the stock transfer books of the Corporation. Each such notice shall specify the date fixed for conversion, the place or places for surrender of shares of Series B Convertible Preferred Stock, and the then effective conversion rate pursuant to
Section 4.

         The "closing price" for each trading day shall be the reported last sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the NASDAQ Small-Cap Market or the NASDAQ National Market System (collectively referred to as, "NASDAQ") or, if the Common Stock is not quoted on NASDAQ, on the principal national securities exchange on which the Common Stock is listed or admitted to trading (based on the aggregate dollar value of all securities listed or admitted to trading) or, if not listed or admitted to trading on any national securities exchange or quoted on NASDAQ, the average of the closing bid and asked prices in the over-the-counter market as furnished by any NASD member firm selected from time to time by the Corporation for that purpose, or, if such prices are not available, the fair market value set by, or in a manner established by, the Board of Directors of the Corporation in good faith. "Trading day" shall have the meaning give in Section 4 hereof.

         Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given by the Corporation on the date deposited in the mail, whether or not the holder of the Series B Convertible Preferred Stock receives such notice; and failure properly to give such notice by mail, or any defect in such notice, to the holders of the shares to be converted shall not affect the validity of the proceedings for the conversion of any other shares of Series B Convertible Preferred Stock. On or after the date fixed for conversion as stated in such notice, each holder of shares called to be converted shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice for conversion. Notwithstanding that the certificates evidencing any shares properly called for conversion shall not have been surrendered, the shares shall no longer be deemed outstanding and all rights whatsoever with respect to the shares so called for conversion (except the right of the holders to convert such shares upon surrender of their certificates therefor) shall terminate.

                  6. Voting Rights.

                  (a) General. Except as otherwise provided in this Restated Certificate of Incorporation or in the By-laws of the Corporation, the holders of shares of Series B Convertible Preferred Stock, the holders of shares of Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation. In any such vote, each share of Series B Convertible Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the Common Stock into which such share of

Series B Convertible Preferred Stock is convertible on the record date for such vote, or if no record date has been established, on the date such vote is taken. Any shares of Series B Convertible Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

                  (b) Class Voting Rights. In addition to any vote specified in paragraph (a) of this Section 6, so long as 50% of the shares of Series B Convertible Preferred Stock (including those shares of Series B Convertible Preferred Stock issued or issuable upon the exercise of the warrants issued to Paramount Capital, Inc., the placement agent in connection with the offer and sale of the Series B Convertible Preferred Stock) shall be outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-2/3% of all outstanding Series B Convertible Preferred Stock voting separately as a class, (i) amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation, as amended, or the By-laws of the Corporation so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Series B Convertible Preferred Stock, (ii) declare any dividend or distribution on the Common Stock or any other class or series of preferred stock or authorize the repurchase of any securities of the Corporation or (iii) authorize or issue, or increase the authorized amount of, any additional class or series of stock, or any security convertible into stock of such class or series, (A) ranking prior to, or on a parity with, the Series B Convertible Preferred Stock upon liquidation, dissolution or winding up of the Corporation or a sale of all or substantially all of the assets of the Corporation or (B) providing for the payment of any dividends or distributions. A class vote on the part of the Series B Convertible Preferred Stock shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of the Corporation's Board of Directors) in connection with: (a) the authorization, issuance or increase in the authorized amount of Common Stock or of any shares of any other class or series of stock ranking junior to the Series B Convertible Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Corporation; (b) the authorization, issuance or increase in the amount of the Series B Convertible Preferred Stock or any bonds, mortgages, debentures or other obligations of the Corporation (other than bonds, mortgages, debentures or other obligations convertible into or exchangeable for or having option rights to purchase any shares of stock of the Corporation the authorization issuance or increase in amount of which would require the consent of the holders of the Series B Preferred Stock); or (c) any consolidation or merger of the Corporation with or into another corporation in which the Corporation is not the surviving entity, a sale or transfer of all or part of the Corporation's assets for cash, securities or other property, or a compulsory share exchange.

                  7. Outstanding Shares. For purposes of Section D(ii) hereof, all shares of Series B Convertible Preferred Stock shall be deemed outstanding except (i) from the date, or the deemed date, of surrender of certificates evidencing shares of Series B Convertible Preferred Stock, all shares of Series B Convertible Preferred Stock converted into Common Stock, (ii) from the date of registration of transfer, all shares of Series B Convertible Preferred Stock held of record by the Corporation or any subsidiary of the Corporation and (iii) any and all shares of Series B Convertible Preferred Stock held in escrow prior to delivery of such stock by the Corporation to the initial beneficial owners thereof.

                  8. Status of Acquired Shares. Shares of Series B Convertible Preferred Stock received upon conversion pursuant to Section 4 or Section 5 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Series B Convertible Preferred Stock.

                  9. Preemptive Rights. The Series B Convertible Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

                  10. Severability of Provisions. Whenever possible, each provision of Section D(ii) shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

         FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

         A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the by-laws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

         B. The directors of the Corporation need not be elected by written ballot unless the by-laws so provide.

         C. Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation.

         SIXTH: A. Subject to the rights of the holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board.

         B. On or prior to the date on which the Corporation first provides notice of an annual meeting of the stockholders (or a special meeting in lieu thereof) in 1994 or solicits actions by written consent in lieu thereof, the Board of Directors of the Corporation shall divide the directors nominated for election at such meeting into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1995 annual meeting of stockholders or any special meeting in lieu thereof, the term of office of the second class to expire at the 1996 annual meeting of stockholders or any special meeting in lieu thereof, and the term of office of the third class to expire at the 1997 annual meeting of stockholders or any special meeting in lieu thereof. At each annual meeting of stockholders or special meeting in lieu thereof following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified.

         C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director. In the event of any increase or decrease in the authorized number of directors,
(i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term or his prior death, retirement, removal or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall if reasonably possible be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent reasonably possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

         D. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the by-laws of the Corporation.

         E. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time only with cause. A director may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

         SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal by-laws of the Corporation. Any adoption, amendment or repeal of the by-laws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the by-laws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least seventy percent (70%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the by-laws of the Corporation.

         EIGHTH: 1. To the fullest extent permitted by the Delaware General Corporation Law as the same now exists or may hereafter be amended, the Corporation shall indemnify, and advance expenses to, its directors, officers and members of its Scientific Advisory Board and any person who is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise if such person was or is made a party to or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or a member of the Corporation's Scientific Advisory Board or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, provided, however, that except with respect to proceedings to enforce rights to indemnification or as is otherwise required by law, the by-laws of the Corporation may provide that the Corporation shall not be required to indemnify, and advance expenses to, any director, officer or other person in connection with a proceeding (or part thereof) initiated by such director, officer or other person, unless such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The Corporation, by action of its board of directors, may provide indemnification or advance expenses to employees and other agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the board of directors in its sole and absolute discretion.

                  2. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  3. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article EIGHTH.

                  4. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer or member of the Corporation's Scientific Advisory Board and shall inure to the benefit of the heirs, executors and administrators of such director, officer or member of the Corporation's Scientific Advisory Board. The indemnification and rights to advancement of expenses that may have been provided to an employee or agent of the Corporation by action of the board of directors, pursuant to the last sentence of Paragraph 1 of this Article EIGHTH, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person, after the time such person has ceased to be an employee or agent of the Corporation, only on such terms and conditions and to the extent determined by the board of directors in its sole discretion. No repeal or amendment of this Article EIGHTH shall adversely affect any rights of any person pursuant to this Article EIGHTH which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

         NINTH: No director shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided that this provision shall not eliminate or limit the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 or successor provisions of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission if such elimination or limitation is prohibited by the General Corporation Law of the State of Delaware. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         TENTH: The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation, provided, however, that in addition to the vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of shares of voting stock of the Corporation representing at least seventy percent (70%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to (i) reduce or eliminate the number of authorized shares of Common Stock or the number of authorized shares of Preferred Stock set forth in Article FOURTH or (ii) amend or repeal, or adopt any provision inconsistent with, Section C of Article FOURTH and Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH and this Article TENTH of this Restated Certificate of Incorporation.

         ELEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


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


         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed and acknowledged by Jerry B. Hook, Ph.D., its President and Chief Executive Officer, this 31st day of July, 1996.

                              SPARTA PHARMACEUTICALS, INC.



                              By: /s/ Jerry B. Hook
                                 -------------------------------
                                 Jerry B. Hook, Ph.D.
                                 President and Chief Executive Officer

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